Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements are based on the historical condensed consolidated financial statements of Loews Cineplex Entertainment Corporation (“LCE”), which have been previously filed with the Securities and Exchange Commission (“SEC”), adjusted to give pro forma effect to the following transactions related to the sale of our 50% interest in Megabox Cineplex, Inc. (“Megabox”), as if the transaction had occurred on September 30, 2005 in the September 30, 2005 consolidated balance sheet and January 1, 2004 in the combined condensed consolidated statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 including:

•	The receipt of $78.4 million in proceeds from the sale of our 50% interest in Megabox;

•	The removal of the carrying value of LCE’s investment in Megabox;

•	The recording of a $1.0 million obligation for LCE’s estimate of the potential liability related to an indemnification issued as a result of the sale of our 50% interest in Megabox;

•	The reversal of the equity income recorded from our 50% interest in Megabox; and

•	The removal of the impact of local South Korean withholding tax imposed of $1.5 million on a dividend payment of $13.4 million received from Megabox during the nine months ended September 30, 2005.

The following unaudited pro forma consolidated financial information has been derived by applying pro forma adjustments to our historical consolidated financial statements.

On July 30, 2004, LCE Holdings, Inc, a company formed by LCE’s current stockholders, Bain Capital, The Carlyle Group and Spectrum Equity (the “Sponsors”), acquired 100% of the capital stock of LCE and, indirectly, Grupo Cinemex S.A. de C.V. (“Cinemex”). For accounting purposes and consistent with our reporting periods, LCE has used July 31, 2004 as the effective date of the acquisition and related transactions. Based on this event, LCE has reported operating results for January 1, 2004 to July 31, 2004 as those of the Predecessor Company and for the period from August 1, 2004 to December 31, 2004 as those of the Successor Company. The historical consolidated financial information for the predecessor period and the successor period have been combined for the purposes of presenting the following unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2004 and are further adjusted to give pro forma effect to the following transactions, which we refer to as the Transactions, as if they had occurred on January 1, 2004:

•	The acquisition of all of the outstanding common stock of LCE and Grupo Cinemex S.A. de C.V. (“Cinemex”) for an aggregate purchase price of approximately $1.5 billion;

•	Our borrowing under our new senior secured credit facility of $630.0 million;

•	Our issuance of $315.0 million of senior subordinated notes;

•	Our $2.3 million borrowing under our $100.0 million revolving credit facility; and

•	The repayment of the outstanding amounts under our previous U.S. credit facility of $326.8 million.

The following unaudited pro forma consolidated financial statements are based on estimates and assumptions set forth in the notes to these statements that management believes are reasonable. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and related notes and other financial information pertaining to us included in financial reports previously filed with the SEC, including “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Result of Operations.” The unaudited pro forma consolidated financial information does not purport to represent what our results of operations would have been if the Transactions and the sale of our 50% interest in Megabox had occurred as of the beginning of the periods presented, nor are they indicative of results for any future period.

The following unaudited pro forma consolidated financial statements do not reflect any adjustments or impact related to LCE’s pending merger with AMC Entertainment, Inc.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

(IN THOUSANDS OF U.S. DOLLARS)

	Historical As Of September 30, 2005	Pro Forma Adjustments for Megabox Transaction		Pro Forma As Adjusted As Of September 30, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$48,951	$78,362	(a)	$127,313
Accounts and other receivables	34,658	—		34,658
Prepaid rent	10,007	—		10,007
Inventories	3,907	—		3,907
Assets held for sale	2,974	—		2,974
Prepaid expenses and other current assets	8,794	—		8,794

TOTAL CURRENT ASSETS	109,291	78,362		187,653
PROPERTY, EQUIPMENT AND LEASEHOLDS, NET	683,166	—		683,166
OTHER ASSETS
Investments in and advances to partnerships	104,368	(55,334	)(b)	49,034
Goodwill	556,945	—		556,945
Other intangible assets, net	152,409	—		152,409
Deferred charges and other assets	59,628	—		59,628

TOTAL ASSETS	$1,665,807	$23,028		$1,688,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$114,903	$—		$114,903
Deferred revenue	30,234	—		30,234
Current maturities of long-term debt	6,409	—		6,409
Current portion of capital leases	1,108	—		1,108

TOTAL CURRENT LIABILITIES	152,654	—		152,654
LONG-TERM DEBT	1,038,056	—		1,038,056
LONG-TERM CAPITAL LEASE OBLIGATIONS	26,158	—		26,158
ACCRUED PENSION AND POST-RETIREMENT BENEFITS	12,009	—		12,009
OTHER LIABILITIES	78,893	1,000	(c)	79,893

TOTAL LIABILITIES	1,307,770	1,000		1,308,770
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock voting ($0.01 par value, 3,000 shares authorized; 1,000 shares issued and outstanding at September 30, 2005)	—	—		—
Additional paid-in capital	422,774	—		422,774
Accumulated other comprehensive income	9,984	—		9,984
Retained deficit	(74,721)	22,028	(d)	(52,693)

TOTAL STOCKHOLDERS’ EQUITY	358,037	22,028		380,065

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,665,807	$23,028		$1,688,835

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(IN THOUSANDS OF U.S. DOLLARS)

	Predecessor Historical For the Seven Months Ended July 31, 2004	Successor Historical For the Five Months Ended Dec. 31, 2004	Combined Twelve Months Ended Dec. 31, 2004	July 2004 Transaction Related Adjustments		Megabox Related Adjustments	Pro Forma As Adjusted For the Twelve Months Ended Dec. 31, 2004
Revenues
Box office	$384,814	$237,545	$622,359	$—		$—	$622,359
Concession	156,646	94,884	251,530	—		—	251,530
Other	25,820	23,609	49,429	—		—	49,429

Total operating revenue	567,280	356,038	923,318	—		—	923,318
Expenses
Theatre operations and other	404,674	264,608	669,282	—		—	669,282
Cost of concession	23,365	13,948	37,313	—		—	37,313
General and administrative	43,334	20,934	64,268	(9,169	)(e)	—	55,099
Depreciation and amortization	49,623	45,771	95,394	11,745	(f)	—	107,139
(Gain)/loss on sale/disposal of theatres	(3,734)	1,430	(2,304)	—		—	(2,304)

Total operating expenses	517,262	346,691	863,953	2,576		—	866,529

INCOME/(LOSS) FROM OPERATIONS	50,018	9,347	59,365	(2,576)		—	56,789
Interest expense, net	16,663	36,005	52,668	18,195	(g)	—	70,863
Loss on early extinguishment of debt	6,856	882	7,738	(7,738	)(h)	—	—
Equity income in long-term investments	(933)	(1,438)	(2,371)	(2,298	)(i)	4,337 (k)	(332)

INCOME/(LOSS) BEFORE INCOME TAXES	27,432	(26,102)	1,330	(10,735)		(4,337)	(13,742)
Income tax expense/(benefit)	12,886	(3,244)	9,642	(4,549	)(j)	—	5,093

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$14,546	$(22,858)	$(8,312)	$(6,186)		$(4,337)	$(18,835)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(IN THOUSANDS OF U.S. DOLLARS)

	Historical For the Nine Months Ended September 30, 2005	Megabox Related Adjustments		Pro Forma As Adjusted For the Nine Months Ended September 30, 2005
REVENUES
Box office	$428,129	$—		$428,129
Concession	180,039	—		180,039
Other	32,440	—		32,440

Total operating revenues	640,608	—		640,608
EXPENSES
Theatre operations and other expenses	483,235	—		483,235
Cost of concessions	27,341	—		27,341
General and administrative	39,666	—		39,666
Depreciation and amortization	84,116	—		84,116
Loss on sale/disposal of theatres and other	1,159	—		1,159

Total operating expenses	635,517	—		635,517

INCOME/(LOSS) FROM OPERATIONS	5,091	—		5,091
Interest expense, net	59,070	—		59,070
Equity (income)/loss in long-term investments	(3,019)	4,396	(k)	1,377

INCOME/(LOSS) BEFORE INCOME TAXES	(50,960)	(4,396)		(55,356)
Income tax expense/(benefit)	903	(1,480	)(1)	(577)

NET INCOME/(LOSS)	$(51,863)	$(2,916)		$(54,779)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

(IN THOUSANDS OF U.S. DOLLARS)

(a)	Reflects the proceeds received from the sale of LCE’s 50% interest in Megabox.

(b)	Reflects the removal of the carrying value of LCE’s investment in Megabox as a result of the sale of LCE’s 50% interest in the Megabox joint venture.

(c)	Reflects the recording of an obligation related to an indemnification issued to one of the purchasers of LCE’s interest in Megabox in accordance with FASB Interpretation No. 45.

(d)	Reflects the recording of the net gain as a result of LCE’s sale of its 50% interest in Megabox.

(e)	Reflects an adjustment of $2.9 million to remove the actual historical management fee related to our former investors during the period, as the contract with our former investors was terminated on July 30, 2004, an adjustment to remove the one-time costs of $8.6 million associated with the Transactions, and the addition of the new annual management fee payable to our Sponsors of $2.3 million for the period prior to the Transactions.

(f)	The purchase price exceeded the underlying carrying amount of the net assets. The allocation of the excess purchase price to assets at July 31, 2004 is as follows:

	Book Value	Fair Value	Useful Lives
Property, plant and equipment	$651,945	$739,776	7.8
Advertising contracts	2,396	27,425	3.3
Non-Compete agreements	4,395	4,395	1.7
Management contracts	7,471	8,700	22.7
Beneficial leases	—	34,068	7.7
Tradenames	98,085	94,153	N/A
Goodwill	192,621	545,135	N/A

As the useful life of the tradenames and goodwill is indefinite, no amortization is recorded on these assets. The unaudited pro forma combined consolidated statement of operation has been adjusted to reflect additional depreciation expense on property, plant and equipment of $7.5 million and additional amortization on various intangibles of $4.2 million for the seven month period ended July 31, 2004 as a result of the increase in carrying value.

(g)	Reflects the net change in interest expense as a result of the new financing arrangements to fund the Transactions, which is calculated as follows:

In Thousands
Interest on new borrowings:
Revolving credit facility (1)	$546
U.S. term loan (2)	26,492
Senior subordinated notes (3)	28,350
Rolled-over existing borrowings (4)	11,064

Interest expense following the Transactions	66,452
Amortization of deferred financing fees (5)	4,411

Total pro forma interest expense	70,863
Historical interest expense	52,668

Adjustment to interest expense	$18,195

Each .125 percentage point change in the interest rate on our new senior secured credit facilities would result in a change in interest expense of $0.8 million for the twelve months ended December 31, 2004.

(1)	Represents interest on the outstanding and on the unused balance on the revolving credit facility as follows (in thousands):

Historical for the Twelve Months Ended December 31, 2004
Average outstanding balance on revolving credit facility during the five months ended December 31, 2004 following completion of the Transaction	$1,250
Assumed interest rate: Weighted Average	4.21%

Pro forma interest	$53

Estimated average unused portion of revolving credit facility	$98,750
Commitment fee	0.50%

Pro forma commitment fee	$494

Total interest and commitment fee on revolving credit	$546

(2)	Represents interest on the new U.S. term loan B facility as follows (in thousands):

Outstanding balance on U.S. term loan B facility	$630,000
Assumed interest rate: Weighted Average	4.21%

Pro forma interest on term loan B	$26,492

(3)	Represents interest on the senior subordinated notes offered hereby as follows (in thousands):

Outstanding balance on senior subordinated notes	$315,000
Assumed interest rate	9.00%

Pro forma interest on notes	$28,350

(4)	Represents the interest expense related to a mortgage, our theatre capital leases and the Cinemex senior credit facility that were not refinanced as part of the Transactions. Following the closing of the Transactions, we renegotiated a new senior secured credit facility of approximately $100 million to refinance the existing Cinemex senior facility and provide working capital. This transaction did not materially impact interest expense.

(5)	Reflects amortization expense on the $34.7 million of new deferred financing costs for the year ended December 31, 2004.

(h)	Reflects the removal of loss on early extinguishment of debt of $6.9 million for the seven months ended July 31, 2004 and $0.9 million for the five months ended December 31, 2004. The total loss on early extinguishment of debt was related to the accelerated amortization of deferred financing fees on our then existing term loan and priority secured credit facilities in the U.S. and the then existing Cinemex credit facility. These facilities were repaid in connection with the Transactions and are not liabilities of the Successor Company.

(i)	Reflects the removal of our share of the equity loss from operations for the seven month period ended July 31, 2004 of our German joint venture as a result of the sale of our interest in that joint venture to our former investors. This sale is part of the Transactions.

(j)	Reflects the adjustment in income tax expense resulting from the above adjustments at the statutory tax rate used for the year ended December 31, 2004.

(k)	Reflects the reversal of the equity income earned by LCE related to LCE’s 50% interest in the Megabox joint venture during the year ended December 31, 2004 and the nine months ended September 30, 2005.

(l)	Reflects the reversal of local South Korean withholding taxes of $1.5 million imposed on a dividend payment of $13.4 million received from Megabox during the nine months ended September 30, 2005.